 EXHIBIT 99.1

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JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock of SG Blocks, Inc. is filed jointly, on behalf of each of them.

Dated: August 21, 2018

Hillair Capital Investments L.P.

By:	/s/ Sean M. McAvoy
Name:	Sean M. McAvoy
Title:	Authorized Signatory

Hillair Capital Management LLC

By:	/s/ Sean M. McAvoy
Name:	Sean M. McAvoy
Title:	Authorized Signatory

/s/ Sean M. McAvoy
Sean M. McAvoy

Dated: August 21, 2018